Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
John C. Ferrara
Chief Financial Officer
(212) 457-8200
jferrara@edgar-online.com

EDGAR Online Reports First Quarter 2009 Results

XBRL Filings Revenue Increases 192%

NEW YORK, NY – May 5, 2009 – EDGAR® Online, Inc. (NASDAQ: EDGR) today announced that total revenues were $4.2 million and adjusted EBITDA was $32,000 for the quarter ended March 31, 2009 compared to revenues of $5.0 million and EBITDA of $175,000 for the quarter ended March 31, 2008. EDGAR Online is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets and a solution provider for the creation, management, and translation of XBRL financial reports.

The increase in XBRL filings revenues in the first quarter of 2009 was offset by decreases in subscriptions and data and solutions revenues due to higher cancellation rates. In addition, the first quarter of 2008 included non-recurring data solutions revenues of approximately $380,000. During the first quarter of 2009, the company was able to reduce its cash operating expenses to partially offset the revenue shortfall.

“We are pleased with the growth of our XBRL filings business and continue to be the top choice for XBRL conversions in the market. We have created over 340 XBRL conversions for companies that, in the aggregate, represent over $4 trillion of the US market cap. The number of companies adopting XBRL technology is strong and growing and we are fully prepared to scale our resources to meet market demand and help companies comply with the SEC regulation which requires mandatory XBRL filings beginning this summer,” said Philip Moyer, EDGAR Online President and CEO.

“Like most other financial information companies, we continue to be disappointed by the impact the economic downturn is having on our subscriptions and data businesses. Although our new sales have increased since the fourth quarter of 2008, we are not yet back to the levels we were seeing last year prior to the collapse of the financial markets. Many companies are continuing to cut costs and employees and downsize their businesses, which leads to cancelations and reductions in our subscription base. We look forward to a marketplace where financial institutions are again investing in and growing their businesses,” continued Mr. Moyer.

Operating loss was ($987,000), or ($0.04) per share, for the three months ended March 31, 2009 compared to ($615,000), or ($0.02) per share, for the same quarter last year. Lower operating expenses in 2009 were offset by a decrease in data sales due to non-recurring data solutions revenues in the prior year. Net loss was ($1.1 million), or ($0.04) per share, for the three months ended March 31, 2009 compared to ($705,000), or ($0.03) per share, for the same quarter last year.

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Deferred revenue was $4.2 million at both March 31, 2009 and December 31, 2008. Deferred revenue represents amounts billed to customers that will be recognized as revenue in future quarters as the company’s subscription and data products are utilized. During the three months ended March 31, 2009, the company capitalized $425,000 of costs for the development of internal software related to the XBRL filings business, which are included in fixed assets.

At March 31, 2009, cash, cash equivalents and short-term investments totaled $2.0 million, compared to $2.3 million at December 31, 2008. At March 31, 2009 the company has a $2.5 million revolving credit facility, none of which has been drawn down.

KEY FINANCIAL METRICS

(in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2008	2009
Subscriptions	$2,287	$1,878
Data and solutions	2,621	2,115
XBRL filings	83	242

Total Revenues	$4,991	$4,235

Net loss	$(705)	$(1,097)
Interest expense	90	110

Operating loss	(615)	(987)
Severance costs	40	57
Stock compensation	283	465
Amortization and depreciation	467	497

Adjusted EBITDA	$175	$32

Net loss per share	$(0.03)	$(0.04)
Adjusted EBITDA per share	$0.01	$0.00

In addition to disclosing financial results prepared in accordance with generally accepted accounting principles (“GAAP”), the company discloses information regarding adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA also excludes severance costs and the non-cash charge for stock compensation expense. As required by the SEC, the company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The company presents adjusted EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Furthermore, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As adjusted EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate adjusted EBITDA in the same manner, the company’s definition of adjusted EBITDA might not be consistent with that of other companies.

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EDGAR Online will hold its quarterly conference call to review results for the quarter ended March 31, 2009 today, Tuesday, May 5, 2009, at 5:00 p.m. EDT. Philip Moyer, CEO and President, and John Ferrara, CFO, will host the call. To participate, please call (877) 407-8031 (toll-free for domestic callers), or (201) 689-8031 (international callers). The call will also be broadcast simultaneously over the Internet at: http://www.edgar-online.com/investor/. The teleconference replay will be available for approximately one week beginning at 7:00 p.m. EDT on May 5, 2009 by calling (877) 660-6853 (domestic) or (201) 612-7415 (international), passcode 321584.

About EDGAR Online, Inc.

EDGAR Online, Inc. (Nasdaq: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. We deliver our information products directly to end users via online subscriptions and data licenses, and to redistributors who embed our content in their own and their clients’ Web sites.

Our proprietary automated systems allow for the rapid conversion of data and we are a pioneer and leader in the global financial reporting standard—eXtensible Business Reporting Language, otherwise known as XBRL. We use our automated processing platform and our expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports. For more detailed information on all of our businesses or to contact us please visit our Web site at www.edgar-online.com.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, and (x) changes in our business strategies.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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EDGAR Online, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2008	2009
Revenues:
Subscriptions	$2,287	$1,878
Data and solutions	2,621	2,115
XBRL filings	83	242

Total revenues	4,991	4,235

Total cost of sales	798	1,151

Gross profit	4,193	3,084

Sales and marketing	1,215	929
Product development	1,021	558
General and administrative	2,065	2,030
Severance costs	40	57
Amortization and depreciation	467	497

Total operating expenses	4,808	4,071

Operating loss	(615)	(987)

Interest expense, net	(90)	(110)

Net loss	$(705)	$(1,097)

Weighted average shares outstanding - basic and diluted	26,279	26,659

Net loss per share - basic and diluted	$(0.03)	$(0.04)

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EDGAR Online, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2008*	March 31, 2009
	(unaudited)
Assets

Cash, cash equivalents and short-term investments	$2,282	$1,953
Accounts receivable, net	2,570	2,185
Other assets	254	165

Total current assets	5,106	4,303

Property and equipment, net	1,826	2,205
Goodwill	2,189	2,189
Intangible assets, net	2,952	2,640
Other assets	933	855

Total assets	$13,006	$12,192

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$2,407	$2,334
Deferred revenues	4,239	4,240
Current portion of long-term debt	438	500

Total current liabilities	7,084	7,074

Long-term debt	1,885	1,766
Other long-term liabilities	333	264

Total liabilities	9,302	9,104

Stockholders’ equity:
Common stock	276	278
Treasury stock	(1,828)	(1,819)
Additional paid-in capital	73,092	73,562
Accumulated deficit	(67,836)	(68,933)

Total stockholders’ equity	3,704	3,088

Total liabilities and stockholders’ equity	$13,006	$12,192

*	Derived from the company’s audited December 31, 2008 financial statements.

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